TRANSFER AGENCY AND SERVICE AGREEMENT

         AGREEMENT effective as of the _____ day of ____________, 1995 by and between DOMINI SOCIAL EQUITY FUND, a Massachusetts business trust (the "Company"), and FUNDAMENTAL SHAREHOLDER SERVICES, INC., a New York Corporation ("FSSI").

                                  WITNESSETH:

         WHEREAS, the Company desires to appoint FSSI as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and FSSI desires to accept such appointment;

         WHEREAS,  FSSI is duly  registered  as a transfer  agent as provided in
Section 17A(c) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         WHEREAS, the Company is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

         WHEREAS,   the  Company   currently  offers  shares  in  one  portfolio
("series"), with one class of shares.

         o Domini Social Equity Fund

(such series, together with all other series subsequently established by the Company and made subject to this Agreement in accordance with Article 17, being herein referred to as the "Fund(s)");

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Company and FSSI agree as follows:

ARTICLE 1.  Terms of Appointment;  Duties of FSSI

         1.01 Subject to the terms and conditions set forth in this Agreement, the Company on behalf of the Funds, hereby employs and appoints FSSI to act as, and FSSI agrees to act as, transfer agent for each of the Fund(s)' authorized and issued shares of beneficial interest ("Shares"), dividend disbursing agent and agent in connection with any accumulation, open- account or similar plans provided to the shareholders of the Company ("Shareholders") and set out in the currently effective prospectus and statement of additional information, as each may be amended from time to time (the "Prospectus") of the Fund(s), including without limitation any periodic investment plan or periodic withdrawal program.

         1.02  FSSI agrees that it will perform the following services:

         (a) In connection with procedures established from time to time by agreement between the Company and FSSI, FSSI shall:


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         (i)  Receive for  acceptance,  orders for the  purchase of Shares,  and promptly deliver payment and appropriate documentation therefor to the custodian of the Fund(s) appointed by the Board of Trustees of the Company (the "Custodian");

         (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

         (iii) Receive for acceptance, redemption requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

         (iv) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

         (v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

         (vi)Prepare and transmit payments for dividends and distributions declared by the Company on behalf of a Fund; and

         (vii) Create and maintain all necessary records including those specified in Article 10 hereof, in accordance with all applicable laws, rules and regulations, including but not limited to records required by
         Section 31(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), and those records pertaining to the various functions performed by it hereunder. All records shall be available for inspection and use by the Company. Where applicable, such records shall be maintained by FSSI for the periods and in the places required by Rule 31a-2 under the 1940 Act.

         (viii) Make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Company, or any person retained by the Company. Upon reasonable notice by the Company, FSSI shall make available during regular business hours its facilities and premises employed in connection with the performance of its duties under this Agreement for reasonable visitation by the Company, or any person retained by the Company.

         (ix) At the expense of the Company, FSSI shall maintain an adequate supply of blank Share certificates for each Fund providing for the issuance of certificates to meet FSSI's requirements therefor. Such Share certificates shall be properly signed by facsimile. The Company agrees that, notwithstanding the death, resignation, or removal of any officer of the Company whose signature appears on such certificates, FSSI may continue to countersign certificates which bear such signatures until otherwise directed by the Company. Share certificates may be issued and accounted for entirely by FSSI and do not require a third party registrar or other endorsing party.


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         (x) Issue replacement Share  certificates in lieu of certificates which have been lost, stolen, mutilated or destroyed, without any further action by the Board of Trustees or any officer of the Company, upon receipt by FSSI of properly executed affidavits and lost certificate bonds, in form satisfactory to FSSI, with the Company and FSSI as obligees under the bond. At the discretion of FSSI, and at its sole risk, FSSI may issue replacement certificates without requiring the affidavits and lost certificate bonds described above and FSSI agrees to indemnify the Company against any and all losses or claims which may arise by reason of the issuance of such new certificates in the place of the ones allegedly lost, stolen or destroyed.

         (xi) Record the issuance of Shares of the Fund(s) and maintain, pursuant to Rule 17Ad-10(e) under the 1934 Act, a record of the total number of Shares of each Fund which are authorized, based upon data provided to it by the Company, and issued and outstanding. FSSI shall also provide the Company on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issuance or sale of such Shares, which functions shall be the sole responsibility of the Company.

        (b) In addition to and not in lieu of the services set forth in the above paragraph (a) or in any Schedule hereto, FSSI shall: (i) perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic withdrawal program); including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, coordinating the mailing, receiving and tabulating of proxies, coordinating the mailing of Shareholder reports (semi-annually) and prospectuses (annually) to current Shareholders, withholding taxes on all accounts, including nonresident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to dividends and distributions for all Shareholders for all purchases and redemptions of Shares and other Shareholder correspondence, preparing and mailing activity statements for Shareholders, and providing Shareholder account information; and (ii) provide a system or reports which will enable the Company to monitor the total number of Shares of each Fund sold in each State. The Company shall identify to FSSI in writing those transaction types to be treated as exempt from blue sky reporting. The responsibility of FSSI for a Fund's blue sky state registration status is solely limited to the initial establishment of transaction types subject to blue sky compliance by the Company and the reporting of such transactions to the Company as provided above.

        (c) Additionally, FSSI shall utilize a system to identify all Share transactions which involve purchase and redemption orders that are processed at a time other than the time of the computation of net asset value per Share next computed after receipt of such orders, and shall compute the net effect upon the Fund(s) of such transactions so identified on a daily and cumulative basis.

        (d) FSSI may also provide such additional services and functions not specifically

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described herein as may be mutually agreed upon between FSSI and the Company and set forth in writing. Procedures applicable to certain of these services may be established from time to time by agreement between the Company and FSSI.

ARTICLE 2.  Sale of Company Shares

     2.01 Whenever the Company shall sell or cause to be sold any Shares of a Fund, the Company shall deliver or cause to be delivered to FSSI a document duly specifying: (i) the name of the Fund whose Shares were sold; (ii) the number of Shares sold, trade date, and price; (iii) the amount of money to be delivered to the Custodian for the sale of such Shares and specifically allocated to such Fund; and (iv) in the case of a new account, a new account application or sufficient information to establish an account.

     2.02 FSSI will, upon receipt by it of a check or other payment identified by it as an investment in Shares of one of the Funds and drawn or endorsed to FSSI as agent for, or identified as being for the account of, one of the Funds, promptly deposit such check or other payment to the appropriate account and make the appropriate postings necessary to reflect the investment. FSSI will notify the Company, or its designee, and the Custodian of all purchases and related account adjustments.

     2.03 Under procedures as established by mutual agreement between the Company and FSSI, FSSI shall issue to the purchaser or his or her authorized agent such Shares, computed to the nearest three decimal places, as the purchaser is entitled to receive, based on the appropriate net asset value of the Fund's Shares, determined in accordance with the prospectus and applicable Federal law or regulation. In issuing Shares to a purchaser or his or her authorized agent, FSSI shall be entitled to rely upon the latest directions, if any, previously received by FSSI from the purchaser or his authorized agent concerning the delivery of such Shares.

     2.04 FSSI shall not be required to issue any Shares of any Fund where it has received a written instruction from the Company or written notification from any appropriate federal or state authority that the sale of the Shares of the Fund(s) in question has been suspended or discontinued, and FSSI shall be entitled to rely upon such written instructions or written notification.

     2.05 Upon the issuance of any Shares of any Fund(s) in accordance with the foregoing provisions of this Section, FSSI shall not be responsible for the payment of any original issue or other taxes, if any, required to be paid by the Company in connection with such issuance.

     2.06 FSSI may establish such additional rules and regulations governing the transfer or registration of Shares as it may deem advisable and consistent with such rules and regulations generally adopted by transfer agents, or with the written consent of the Company, any other rules and regulations.

ARTICLE 3.  Returned Checks


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     3.01 In the event that any check or other  order for the  transfer of money is returned unpaid for any reason, FSSI will take such steps as FSSI may, in its discretion, deem appropriate to protect the Company from financial loss or as the Company or its designee may instruct. Provided that the standard procedures, as agreed upon from time to time between the Company and FSSI, are adhered to by FSSI, FSSI shall not be liable for any loss suffered by a Fund as a result of returned or unpaid purchase or redemption transactions. Legal or other expenses incurred to collect amounts owed to a Fund as a consequence of returned or unpaid purchase or redemption transactions shall be an expense of that Fund.

ARTICLE 4. Redemptions

     4.01 Shares of any Fund may be redeemed in accordance with the procedures set forth in the Prospectus of that Fund and FSSI will duly process all redemption requests.

ARTICLE 5.  Transfers and Exchanges

     5.01 FSSI is authorized to review and process transfers of Shares of each Fund, exchanges between Funds on the records of the Funds maintained by FSSI, and exchanges between the Funds and any other entity as may be permitted by the Prospectus of the Fund. If Shares to be transferred are represented by outstanding certificates, FSSI will, upon surrender to it of the certificates in proper form for transfer, and upon cancellation thereof, countersign and issue new certificates for a like number of Shares and deliver the same. If the Shares to be transferred are not represented by outstanding certificates, FSSI will, upon an order therefor by or on behalf of the registered holder thereof in proper form, credit the same to the transferee on its books. If Shares are to be exchanged for Shares of another Fund, FSSI will process such exchange in the same manner as a redemption and sale of Shares, except that it may in its discretion waive requirements for information and documentation.

ARTICLE 6.  Right to Seek Assurances

     6.01 FSSI reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which FSSI, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis for any claims adverse to such transfer or redemption. FSSI may, in effecting transfers, rely upon the Uniform Commercial Code, as the same may be amended from time to time, which in the opinion of legal counsel for the Company or of its own legal counsel protect it in not requiring certain documents in connection with the transfer or redemption of Shares of any Fund, and the Company shall indemnify FSSI for any act or omission by it in reliance upon such law or opinion of legal counsel of the Company or of its own counsel.

ARTICLE 7.  Distributions

     7.01 The Company will promptly notify FSSI of the declaration of any dividend or distribution. The Company shall furnish to FSSI a resolution of the Board of Trustees of the
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Company  certified  by the  Secretary (a  "Certificate"):  (i)  authorizing  the declaration of dividends on a specified basis and authorizing FSSI to rely on oral instructions or a Certificate specifying the date and the total amount payable on the payment date; or (ii) setting forth the date of the declaration of any dividend or distribution by a Fund, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, and the amount payable per share to the Shareholders of record as of that date and the total amount payable on the payment date.

     7.02 The Company or FSSI, on behalf of the Company, shall instruct the Custodian to place in a dividend disbursing account funds equal to the cash amount of any dividend or distribution to be paid out. FSSI will calculate, prepare and mail checks to (at the address as it appears on the records of FSSI), or (where appropriate) credit such dividend or distribution to the account of, Fund Shareholders, and maintain and safeguard all underlying records.

     7.03 FSSI will replace lost checks at its discretion and in conformity with regular business practices.

     7.04 FSSI will maintain all records necessary to reflect the crediting of dividends which are reinvested in Shares of the Fund, including without limitation daily dividends.

     7.05 FSSI shall not be liable for any improper payments made in accordance with a resolution of the Board of Trustees of the Company.

     7.06 If FSSI shall not receive from the Custodian sufficient cash to make payment to all Shareholders of the Fund as of the record date, FSSI shall, upon notifying the Company, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to FSSI.

ARTICLE 8.  Other Duties

     8.01 In addition to the duties expressly provided for herein, FSSI shall perform such other duties and functions and shall be paid such amounts therefor as may from time to time be agreed to in writing.

ARTICLE 9.  Taxes

     9.01 It is understood that FSSI shall file such information returns concerning the payment of dividends and capital gain distributions and tax withholding with the proper federal, state and local authorities as are required by law to be filed by the Company and shall withhold such sums as are required to be withheld by applicable law.

ARTICLE 10.  Books and Records

     10.01 FSSI shall maintain confidential records showing for each Shareholder's account the following: (i) names, addresses and tax identification numbers; (ii) numbers of Shares
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held;  (iii)  historical  information (as available from prior transfer  agents)
regarding the account of each Shareholder, including dividends paid and date and price of all transactions in a Shareholder's account; (iv) any stop or restraining order placed against a Shareholder's account; (v) information with respect to withholdings; (vi) any capital gain or dividend reinvestment order, plan application, dividend address and correspondence relating to the current
maintenance  of  a  Shareholder's   account;   (vii)  certificate   numbers  and
denominations for any Shareholders holding certificates; (viii) any information required in order for FSSI to perform the calculations contemplated or required by this Agreement; and (ix) such other information and data as may be required by applicable law.

     10.02 Any records  required to be  maintained  by Rule 31a-1 under the 1940
Act will be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act. Such records may be inspected by the Company at reasonable times. FSSI may, at its option at any time, and shall forthwith upon the Company's demand, turn over to the Company and cease to retain in FSSI's files, records and documents created and maintained by FSSI in performance of its service of for its protection. At the end of such retention periods, such documents will either be turned over to the Company, or destroyed in accordance with the Company's authorization.

     10.03 Procedures applicable to the services to be performed hereunder may be established from time to time by agreement between the Company and FSSI. FSSI shall have the right to utilize any shareholder accounting and recordkeeping system which, in its opinion, qualifies to perform any services to be performed hereunder. FSSI shall keep records relating to the services performed hereunder, in the form and manner as it may deem advisable.

ARTICLE 11.  Fees and Expenses

     11.01 For performance by FSSI pursuant to this Agreement, the Company agrees to pay FSSI an annual maintenance fee for each Shareholder ledger as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 11.02 below may be changed from time to time subject to mutual agreement between the Company and FSSI.

     11.02 In addition to the fee paid under Section 11.01 above, the Company agrees to reimburse FSSI for out-of-pocket expenses or advances incurred by FSSI for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by FSSI at the request or with the consent of the Company including, without limitation, any equipment, supplies, or services specifically ordered by the Company or required by the Company to be purchased, will be reimbursed by the Fund(s).

     11.03 The Company agrees to pay all fees and reimbursable expenses within 30 days following the mailing of the respective billing notice. Postage for mailing dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to FSSI by the Company at least seven days prior to the mailing date of such material.


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ARTICLE 12.  Representations and Warranties of FSSI

        FSSI represents and warrants to the Company that:

     12.01 It is a corporation duly organized and existing and in good standing under the laws of the State of New York.

     12.02 It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

     12.03 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

     12.04 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

  ARTICLE 13.  Representations and Warranties of the Company

        The Company represents and warrants to FSSI that:

     13.01 It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

     13.02 It is empowered under applicable laws and by its charter documents and by-laws to enter into and perform this Agreement.

     13.03 All proceedings required by said charter documents and by-laws have been taken to authorize it to enter into and perform this Agreement.

     13.04  It is an open-end investment company registered under the 1940 Act.

     13.05 A registration statement on Form N-1A (including a prospectus and statement of additional information) under the Securities Act of 1933 and the 1940 Act is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Funds being offered for sale.

     13.06 When Shares are hereafter issued in accordance with the terms of the Prospectus, such Shares shall be validly issued, fully paid and nonassessable by the Fund(s).

ARTICLE 14.  Indemnification

     14.01 Except as set forth in subparagraph (f) hereof, FSSI shall not be responsible for, and the Company shall indemnify and hold FSSI harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

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        (a) All  actions  taken or  omitted to be taken by FSSI or its agents or subcontractors in good faith in reliance on or use by FSSI or its agents or subcontractors of information, records and documents which (i) are received by FSSI or its agents or subcontractors from or on behalf of the Company, (ii) have been prepared and/or maintained by the Company or any other person or firm on behalf of the Company, and (iii) were received by FSSI or its agents or subcontractors from a prior transfer agent.

        (b) Any action taken or omitted to be taken by FSSI in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed.

        (c) The Company's refusal or failure to comply with the terms of this Agreement, or which arise out of the Company's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Company hereunder.

        (d) The reliance on, or the carrying out by FSSI or its agents or subcontractors of any instructions or requests, whether written or oral, of the Company.

        (e) The offer or sale of Shares by the Company in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

        (f) In addition to any other limitation provided herein, or by law, indemnification under this Agreement shall not apply to actions or omissions of FSSI or its directors, officers, employees, agents or subcontractors in cases of its own gross negligence, willful misconduct, bad faith, reckless disregard of its duties or their own duties hereunder, knowing violation of law or fraud.

     14.02 FSSI shall indemnify and hold the Fund(s) harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by FSSI as a result of FSSI's lack of good faith, negligence, willful misconduct, knowing violation of law or fraud.

     14.03 At any time FSSI may apply to any officer of the Company for instructions, and may consult with legal counsel for the Company with respect to any matter arising in connection with the services to be performed by FSSI under this Agreement, and FSSI and its agents or subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel except for a knowing violation of law. FSSI, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Company, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents

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provided  to FSSI or its agents or  subcontractors  by machine  readable  input, telex, CRT data entry or other similar means authorized by the Company, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company. FSSI, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of officers of the Company, and one proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

     14.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to the other for any damages resulting from such failure to perform or otherwise from such causes.

     14.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder as contemplated by this Agreement.

     14.06  In order  that  the  indemnification  provisions  contained  in this
Article 14 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking the indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent, which consent shall not be unreasonably withheld.

ARTICLE 15.  Covenants of the Company and FSSI

     15.01  The Company shall promptly furnish to FSSI the following:

        (a) A certified copy of the resolution of the Trustees of the Company authorizing the appointment of FSSI and the execution and delivery of this Agreement.

        (b) A copy of the charter documents and by-laws of the Company and all amendments thereto.

        (c) Copies of each resolution of the Trustees of the Company designating authorized persons to give instructions to FSSI, and a Certificate providing specimen signatures for such authorized persons.

        (d) Certificates as to any change of any Officer or Trustee of the Company.

        (e) If applicable a specimen of the certificate representing Shares in each Fund of the Company in the form approved by the Trustees, with a Certificate as to such approval.

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        (f) Specimens of all new certificates  representing Shares,  accompanied by the Trustees' resolutions approving such forms.

        (g) All account application forms and other documents relating to Shareholder accounts or relating to any plan, program or service offered by the Company.

        (h) A list of all Shareholders of the Fund(s) with the name, address and tax identification number of each Shareholder, and the number of Shares of the Fund(s) held by each, certificate numbers and denominations (if any certificates have been issued), a list of any accounts against which stops have been placed, together with the reasons for said stops, and the number of Shares redeemed by the Fund(s).

        (i) An opinion of counsel for the Company with respect to the validity of the issuance of the Shares and the status of the Shares under the Securities Act of 1933.

        (j) A copy of the Company's registration statement on Form N-1A as amended and declared effective by the Securities and Exchange Commission and all post-effective amendments thereto.

        (k) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for FSSI in the proper performance of its duties.

     15.02 FSSI hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Company for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

     15.03 FSSI shall keep records relating to the services performed hereunder, in the form and manner as it may deem acceptable. To the extent required by
Section 31 of the 1940 Act and the Rules thereunder, FSSI agrees that all such records prepared or maintained by FSSI relating to the services to be performed by FSSI hereunder are the confidential property of the Company and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered to the Company on and in accordance with its request.

     15.04 FSSI and the Company agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation of or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

     15.05 In case of any requests or demands for the inspection of the Shareholder records of the Company, FSSI shall notify the Company and endeavor to secure instructions from an authorized officer of the Company as to such inspection. FSSI reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

ARTICLE 16.  Term of Agreement

     16.01 This Agreement shall become effective on the date hereof (the "Effective Date") and shall continue in effect for 24 months from the Effective Date (the "Initial Term") and from year to year thereafter with respect to each Fund, provided that subsequent to the Initial Term, this Agreement may be terminated by either party at any time without payment of any penalty upon 90 days written notice to the other. In the event such notice is given by the Company, it shall be accompanied by a resolution of the Board of Trustees, certified by the Secretary, electing to terminate this Agreement and designating a successor transfer agent.

     16.02 Should the Company exercise its right to terminate, the Company must notify FSSI in writing via registered mail. All out-of-pocket and ancillary expenses associated with the movement of records, data, and material will be borne by the Company. Additionally, FSSI reserves the right to withhold records, data, or other material pending receipt of any fees, charges or reimbursements due from the Company.

ARTICLE 17.  Additional Funds

     17.01 In the event that the Company establishes one or more series of Shares in addition to the initial series with respect to which it desires to have FSSI render services as transfer agent under the terms hereof, it shall so notify FSSI in writing, and if FSSI agrees in writing to provide such services, such series of Shares shall become a Fund hereunder.

ARTICLE 18.  Assignment

     18.01 Except as provided in Section 18.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

     18.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

     18.03 FSSI may, without further consent on the part of the Company, subcontract for the performance of any of the services to be provided hereunder to third parties, including any affiliate of FSSI, provided that FSSI shall remain liable hereunder for any acts or omissions of any subcontractor as if performed by FSSI.

ARTICLE 19.  Amendment

     19.01 This Agreement may be amended or modified by a written agreement executed by both parties.

ARTICLE 20. New York Law to Apply

     20.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

ARTICLE 21.  Merger of Agreement and Severability

     21.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

     21.02 In the event any provision of this Agreement shall be held unenforceable or invalid for any reason, the remainder of this Agreement shall remain in full force and effect.

     21.03 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall together, constitute only one instrument.

     21.04 The Company agrees that prior to effecting any change in the Prospectus which would increase or alter the duties and obligations of FSSI hereunder, it shall advise FSSI of such proposed change at least 60 days prior to the intended date of the same, and shall proceed with such change only if it shall have received the written consent of FSSI thereto.

     21.05 Neither party shall have any duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against any party.

ARTICLE 22.  Notices

     22.01 Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below:

              For the Company:         Domini Social Equity Fund
                                       6 St. James Avenue, Suite 900
                                       Boston, MA 02116
                                       Attn: President

              For FSSI:                FUNDAMENTAL SHAREHOLDER SERVICES, INC.
                                       90 Washington Street, 19th Floor
                                       New York, New York 10006
                                       Attn: President

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and the year first above written.



DOMINI SOCIAL EQUITY FUND

---------------------------------------
Name:                                  Date
Title:


FUNDAMENTAL SHAREHOLDER SERVICES, INC.


---------------------------------------
Name: David P. Wieder                  Date
Title: President



DSI206
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